Exhibit 10.2

AWARD FORMULA FOR 2015-2016

LEGGETT & PLATT, INCORPORATED

PROFITABLE GROWTH INCENTIVE PROGRAM

On March 24, 2015, the Compensation Committee (Committee) adopted the award formula and performance targets under the Profitable Growth Incentive (PGI) Program for the 2015-2016 Performance Period. Growth performance stock units (GPSUs) are granted to certain key management employees under the PGI Program including our named executive officers: David S. Haffner, Board Chair & CEO, Karl G. Glassman, President & COO, Matthew C. Flanigan, Executive Vice President & CFO, Perry E. Davis, Senior Vice President, President – Residential Furnishings and Jack D. Crusa, Senior Vice President, President – Specialized Products. Joseph D. Downes, Jr., Senior Vice President, President – Industrial Materials will retire from his current position as of April 5, 2015 but continue with the Company in a lesser position through December 31, 2015. As such, Mr. Downes was not granted GPSUs. Mr. Crusa will assume the additional position of President – Industrial Materials on April 5.

The GPSUs are granted pursuant to the Company’s Flexible Stock Plan, amended and restated effective as of May 10, 2012, filed March 30, 2012 as Appendix A to our Proxy Statement for the Annual Meeting of Shareholders. The Committee granted the 2015-2016 GPSUs in accordance with the 2015 Form of Profitable Growth Incentive Award Agreement and Terms and Conditions, which is filed as Exhibit 10.1 to the Company’s Form 8-K on March 26, 2015.

Each of the above executives, as well as other key management employees, were granted a number of GPSUs determined by multiplying the executive’s current base annual salary by an award multiple (approved by the Committee), and dividing this amount by the average closing price of our common stock for the 10 business days immediately following the date of our fourth quarter earnings press release. The number of GPSU’s that will ultimately vest will depend upon the Revenue Growth and EBITDA Margin of the Company (for Haffner, Glassman and Flanigan), the Residential Furnishings segment minus Transportation (for Davis) and the combined Specialized Products & Industrial Materials segments (for Crusa) at the end of a 2-year Performance Period beginning January 1, 2015 and ending December 31, 2016. The percentage of vested GPSUs will range from 0% to 250% of the number granted according to the below payout schedules. Payouts will be interpolated for achievement levels falling between those set out in the schedules below.

EBITDA Margin	2015-2016 Award Payout Percentage-Corporate (Haffner, Glassman and Flanigan)
18.7%	0%	250%	250%	250%	250%	250%	250%	250%	250%
17.7%	0%	213%	250%	250%	250%	250%	250%	250%	250%
16.7%	0%	175%	213%	250%	250%	250%	250%	250%	250%
15.7%	0%	138%	175%	213%	250%	250%	250%	250%	250%
14.7%	0%	100%	138%	175%	213%	250%	250%	250%	250%
13.7%	0%	75%	100%	138%	175%	213%	250%	250%	250%
12.7%	0%	50%	75%	100%	138%	175%	213%	250%	250%
11.7%	0%	25%	50%	75%	100%	138%	175%	213%	250%
<11.7%	0%	0%	0%	0%	0%	0%	0%	0%	0%
	<3.5%	3.5%	4.5%	5.5%	6.5%	7.5%	8.5%	9.5%	10.5%
	Revenue Growth

EBITDA Margin	2015-2016 Award Payout Percentage-Residential Furnishings Segment minus Transportation (Davis)
19.3%	0%	250%	250%	250%	250%	250%	250%	250%	250%
18.3%	0%	213%	250%	250%	250%	250%	250%	250%	250%
17.3%	0%	175%	213%	250%	250%	250%	250%	250%	250%
16.3%	0%	138%	175%	213%	250%	250%	250%	250%	250%
15.3%	0%	100%	138%	175%	213%	250%	250%	250%	250%
14.3%	0%	75%	100%	138%	175%	213%	250%	250%	250%
13.3%	0%	50%	75%	100%	138%	175%	213%	250%	250%
12.3%	0%	25%	50%	75%	100%	138%	175%	213%	250%
<12.3%	0%	0%	0%	0%	0%	0%	0%	0%	0%
	<3.5%	3.5%	4.5%	5.5%	6.5%	7.5%	8.5%	9.5%	10.5%
	Revenue Growth

EBITDA Margin	2015-2016 Award Payout Percentage – Specialized & Industrial Segments (Crusa)
19.5%	0%	250%	250%	250%	250%	250%	250%	250%	250%
18.5%	0%	213%	250%	250%	250%	250%	250%	250%	250%
17.5%	0%	175%	213%	250%	250%	250%	250%	250%	250%
16.5%	0%	138%	175%	213%	250%	250%	250%	250%	250%
15.5%	0%	100%	138%	175%	213%	250%	250%	250%	250%
14.5%	0%	75%	100%	138%	175%	213%	250%	250%	250%
13.5%	0%	50%	75%	100%	138%	175%	213%	250%	250%
12.5%	0%	25%	50%	75%	100%	138%	175%	213%	250%
<12.5%	0%	0%	0%	0%	0%	0%	0%	0%	0%
	<3.4%	3.4%	4.4%	5.4%	6.4%	7.4%	8.4%	9.4%	10.4%
	Revenue Growth

“EBITDA Margin” for the Company or applicable profit centers equals the cumulative Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) over the 2-year Performance Period divided by the total Revenue over the Performance Period.

“Revenue Growth” will be the compound annual growth rate (CAGR) of the total revenue for the Company or the applicable profit centers in the second fiscal year of the Performance Period compared to the Base Year Revenue. “Base Year Revenue” is the total Revenue of the Company or applicable profit centers in the fiscal year immediately preceding the Performance Period.

In determining the Revenue Growth for the Company or applicable profit centers during the Performance Period, the percentage of Revenue Growth will be adjusted by the difference (positive or negative) between the Forecast GDP Growth minus the Actual GDP Growth, but such adjustment will be made only if the difference is greater than ±1.0%. The “Forecast GDP Growth” is 3.5%, representing the weighted average GDP growth forecast for 2015-2016 calculated from data published in the International Monetary Fund’s January 2015 World Economic Outlook Update for the United States (70% weighting), Euro Area (11%), China (11%), Canada (6%) and Mexico (2%). “Actual GDP Growth” is the weighted average GDP growth for 2015-2016 calculated from data published in the International Monetary Fund’s January 2017 World Economic Outlook Update (or, in the event such publication is unavailable, a reasonable substitute report) for the same geographies and using the same weighting.

The calculations for Revenue Growth and EBITDA Margin will include results from businesses acquired during the Performance Period. Revenue Growth and EBITDA Margin will exclude results for any businesses divested during the Performance Period, and the divested businesses’ revenue will also be deducted from Base Year Revenue. EBITDA margin will exclude results from non-operating branches. EBITDA results will be adjusted to eliminate gain, loss or expense, as determined in accordance with standards established under Generally Accepted Accounting Principles, (i) from non-cash impairments; (ii) related to loss contingencies identified in Note T to the financial statements in the Company’s 2014 Form 10-K; (iii) that are (a) extraordinary, (b) unusual in nature, or (c) infrequent in occurrence; (iv) related to the disposal of a segment of a business, or (v) related to a change in accounting principle.

Capitalized terms, not otherwise defined herein, have the meanings given to them in the 2015 Form of Profitable Growth Incentive Award Agreement and Terms and Conditions.

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